PAGE 1

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE THIRD DAY OF JANUARY, A.D. 1961, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                       /s/ Edward J. Freel
                    [SEAL OMITTED]     -----------------------------------------
                                       Edward J. Freel, Secretary of State

0561329 8100                           AUTHENTICATION: 7276018

944200245                                        DATE: 10-20-94

================================================================================


                       AEROFLEX LABORATORIES INCORPORATED



                            -----------------------

                          CERTIFICATE OF INCORPORATION

                            -----------------------



                           Incorporated under the laws
                            of the State of Delaware


================================================================================

                          CERTIFICATE OF INCORPORATION

                                       of

                       AEROFLEX LABORATORIES INCORPORATED

                              --------------------

            We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions, and subject to the requirements, of the laws of the State of Delaware (particularly Chapter 1 of Title 8 of the Delaware Code of 1953, known as the "General Corporation Law of the State of Delaware", and the acts amendatory thereof, supplemental thereto or substituted therefor), do make and file this Certificate of Incorporation in writing and do hereby certify as follows:

            FIRST: The name of the corporation (hereinafter called the Corporation) is

            AEROFLEX LABORATORIES INCORPORATED

            SECOND: The respective names of the County and of the City within the County in which the principal office of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the resident agent of the Corporation is The Corporation Trust Company.

            The street and number of said principal office and the address by street and number of said resident agent is No. 100 West Tenth Street, in the City of Wilmington, State of Delaware.

            THIRD: The nature of the business of the Corporation and the objects and purposes to be transacted, promoted or carried on by it, are as follows:

            (a) To manufacture, process, prepare, design, develop, experiment with, equip, remodel, construct, acquire, hold, use, operate, buy, sell, lease, install, repair, service, import, export, trade and deal in and with, and to grant, receive and exercise licenses, rights and privileges in respect of the development, production, use and marketing of, any and all equipment, machines, machinery, apparatus, instruments, fixtures, appliances, devices and contrivances of any kind or nature whatsoever which perform image-forming sensory functions in the field of aerial or space reconnaissance, or which are used in any field for the control, receipt, generation, transmission, conversion, amplification or use of energy, power, light, signals or information or other data, whether based upon, involving or applying principles of electricity, electronics, mechanics, or otherwise, and any and all components, sub-assemblies, parts, appurtenances and accessories thereof, and any and all other products, materials and other things manufactured for use in or in connection with or by the use of, or used or suitable for use in or in connection with, the foregoing, and to engage in the performance of services and other related activities in connection therewith;

            (b) To make, manufacture, experiment with, develop, assemble, use, repair, buy, sell, lease and otherwise deal in and with machines, machinery, engines, motors, equipment, apparatus, instruments, fixtures, appliances, devices and contrivances of any kind or nature whatsoever and any parts, accessories or improvements of any thereof, of any kind or nature whatsoever, and any and all other goods, articles, materials, wares and merchandise of any kind or nature whatsoever, and to engage and participate in any industrial, manufacturing, mercantile, or trading business of any kind or character whatsoever;

            (c) To conduct and carry on any experimental and research work in engineering and scientific fields, and to render to any person, firm, association or corporation engaged in any lawful adventure, enterprise or business, services of an engineering, scientific, business or technical nature, or concerned with the management of any business program or the production, sale, operation or servicing of any equipment, product or article of any kind whatsoever;

            (d) To acquire by purchase or otherwise, erect, construct, improve, maintain, operate, equip, hold, own, improve, develop, manage, lease, mortgage, create liens upon, sell, convey, or otherwise dispose of or turn to account buildings, factories, plants, laboratories, offices, shops, storehouses, tanks, buildings, roads, machinery, cars and other vehicles, and works, structures, machines and apparatus of all kinds, and any and all rights and privileges therein, in so far as the same may appertain to or be useful in the conduct of the business of the Corporation;

            (e) To develop, adopt, apply for, obtain, register, purchase, take licenses in respect of or otherwise acquire, maintain, protect, hold, use, own, exercise, develop, operate, introduce, sell and grant licenses or other rights in respect of, and assign or otherwise dispose of or turn to account, any inventions, devices, formulae, processes, improvements and modifications thereof, patents, patent rights, concessions, copyrights and distinctive marks and rights analogous thereto, trademarks and trade names, including such thereof as may be covered by, used in connection with, or secured or received under, the laws of the United States of America or of any other jurisdiction;

            (f) To acquire by purchase, exchange, lease or otherwise, and to own, hold, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or encumber property, real or personal, tangible or intangible, of any class or description, wheresoever situated, and rights and privileges therein;

            (g) To borrow or raise moneys for any of the purposes of the Corporation, without limit as to amount; from time to time to issue and sell, exchange, pledge or otherwise dispose of its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation as the Board of Directors of the Corporation (hereinafter called the Board of Directors) may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired;

            (h) To acquire by purchase, exchange, lease or otherwise all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, partnerships, syndicates, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and, in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, partnerships, syndicates, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired;

            (i) To acquire by purchase, subscription, exchange or otherwise, to hold, mortgage, pledge, sell, assign, transfer, exchange or otherwise dispose of securities, and to pay therefor, in whole or in part, with cash or other property, or with shares, bonds, debentures, notes or other obligations, of the Corporation, or in any other lawful manner whatsoever; and, while the owner or holder of any such securities, to possess and exercise in respect thereof all the rights, powers and privileges of ownership, including the right to vote thereon or consent in respect thereof for any and all purposes; and, upon a distribution or division of the profits or assets of the Corporation, to distribute any such securities; the term "securities" as used herein to include, without limitation, shares of stock, bonds, debentures, notes, mortgages or other evidences of indebtedness, and certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets, created or issued by any person, firm, association, corporation, or government or subdivision thereof;

            (j) To enter into, make, perform and carry out contracts and agreements of every kind and description which may be necessary, appropriate, convenient or advisable in carrying out the business of the Corporation, with any person, corporation, association, partnership, firm, trustee, syndicate, individual, government, state, municipality or other governmental division or subdivision;

            (k) To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, syndicates, governments or subdivisions, instrumentalities or agencies thereof, and on such terms and on such security, if any, as the Board of Directors may determine;

            (l) To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee the performance of any contracts or other undertakings in which the Corporation may otherwise be or become interested, in so far as may be permitted by law;

            (m) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities, from time to time, to such an extent and in such manner and upon such terms as the Board of Directors may determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;

            (n) To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any of or all the objects or purposes for which the Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

            (o) To carry out all or any part of the foregoing purposes as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or other corporation and in any part of the world;

            (p) To conduct its business in any and all of its branches in the State of Delaware, and in any and all other states, territories, possessions, colonies and dependencies of the United States of America, and in the District of Columbia, and in any and all foreign countries; to have one or more offices within and without the State of Delaware; and to carry on all and any of its operations and business without restriction or limit as to amount; and

            (q) To do any and all things necessary, suitable, convenient or proper for, or in connection with, or incidental to, the accomplishment of any of the purposes herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of any of its properties or rights; and, in general, to do any and all things and exercise any and all powers which it may now or hereafter be lawful for the Corporation to do or to exercise under the laws of the State of Delaware; and to execute from time to time such general or special powers of attorney, and to such person or persons as the Board of Directors may approve, granting to such person or persons such powers as the Board of Directors may deem proper, and to revoke such powers of attorney as and when the Board of Directors may desire.

            It is the intention that the objects and purposes set forth in the foregoing clauses of this Article THIRD shall not, unless otherwise specified herein, be in any wise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in this Certificate of Incorporation, but that the objects and purposes set forth in each of the clauses of this Article shall be regarded as independent objects and purposes.

            It is also the intention that said clauses shall be construed as powers, as well as objects and purposes, and that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation, and, generally, that the Corporation shall be authorized to do all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or exercise under the General Corporation Law of the State of Delaware, or under any act amendatory thereof, supplemental thereto or substituted therefor; provided, however, that the Corporation shall not, in any state, district, territory, province, possession or country, carry on any business, or exercise any powers, except to the extent that a similar corporation organized under the laws of said state, district, territory, province, possession or country could carry on such business or exercise such powers therein.

            Notwithstanding any other provision of this Certificate of Incorporation, the Corporation shall not have power or authority to issue bills, notes or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins, or to engage in the business of banking or insurance, or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is seven hundred fifty thousand (750,000), and the par value of each of such shares shall be One Dollar ($1). All such shares shall be of one class and shall be designated Common Stock.

            The minimum amount of capital with which the Corporation shall commence business is One thousand Dollars ($1,000).

            FIFTH: The names and places of residence of each of the incorporators are as follows:

               Name                                Place of Residence
               ----                                ------------------

            W.D. Ford                       30 Sutton Place, New York 22, N.Y.
            Robert V. Zener                 415 East 80th St., New York 21, N.Y.
            W.J. Schrenk, Jr.               34 East 62nd St., New York 21, N.Y.

            SIXTH: The Corporation is to have perpetual existence.

            SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

            EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

            1. The number of directors of the Corporation shall be fixed by, or in the manner provided in, its by-laws, but in no case shall the number be less than three. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the by-laws so require. One-third of the directors (but not less than two) shall constitute a quorum for the transaction of business, unless the by-laws shall provide that a different number shall constitute a quorum, which in no case shall be less than one-third of the total number of directors nor less than two directors.

            2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                  (a) To make, alter, amend or repeal the by-laws of the
            Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the by-laws made by the Board of Directors;

                  (b) Subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of stockholders; and a stockholder shall not have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the

            State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation;

                  (c) Without the assent or vote of the stockholders, to
            authorize and issue, from time to time, obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility into shares of stock of the Corporation or otherwise, and to authorize the mortgaging or pledging, as security therefor, of any property, real or personal, then owned or thereafter acquired by the Corporation, all as the Board of Directors, in its sole discretion, may determine;

                  (d) To determine whether any, and, if any, what part, of the annual net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital;

                  (e) To fix from time to time the amount of the profits of the
            Corporation to be reserved as working capital or for any other lawful purpose;

                  (f) To establish bonus, profit-sharing, retirement or other types of incentive or compensation plans for the officers and employees (including officers and employees who are also directors) of the Corporation and to determine the persons to participate in any such plans and the amount of their respective participations; and in connection with the acquisition of all or any part of the property, assets, business and good will of any persons, firms, associations or corporations, to assume, adopt or enter into any such plans previously established by such persons, firms, associations or corporations;

                  (g) To issue and sell or grant options for the purchase of shares of stock of the Corporation or shares of stock of any other corporation to officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries for such consideration and on such terms and conditions as the Board of Directors may from time to time determine;

                  (h) By resolution passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two
            (2) or
            more of the directors of the Corporation, which to the extent provided in said resolution or in the by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the by-laws or as may be determined from time to time by resolution adopted by the Board of Directors; and

                  (i) In addition to the powers and authorities hereinbefore and by the laws of the State of Delaware expressly conferred upon the Board of Directors, to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the by-laws of the Corporation.

            3. Any director or officer elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

            4. In the absence of fraud, no contract or other transaction between the Corporation any any other corporation, and no act of the Corporation, shall in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation or have a pecuniary or other interest in such act. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of the members thereof who shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

            Any contract, transaction or act of the Corporation, or of the Board of Directors, or of any committee of the Board of Directors, which shall be ratified by a majority of a quorum of the holders of Common Stock of the Corporation entitled to vote at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every such stockholder; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

            5. Subject to any limitation in the by-laws then in effect, the members of the Board of Directors shall be entitled to reasonable fees, salaries, or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

            NINTH: The stockholders and the Board of Directors shall have the power, if the by-laws so provide, to hold their respective meetings outside of the State of Delaware, and, except as otherwise required by law, the corporate records, books, documents and papers of the Corporation may be kept outside of the State of Delaware.

            TENTH: The Company reserves the right from time to time to amend, alter, change, add to or repeal any provisions contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law, and all rights and powers at any time conferred upon stockholders, directors and officers of the Corporation by this Certificate of Incorporation or any amendment thereof are subject to the provisions of this Article TENTH.

            IN WITNESS WHEREOF, we, the undersigned, being all of the incorporators hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly have hereunto set our respective hands and seals this 30th day of December, 1960.


                                                  /s/ W. D. Ford         [L.S.]
                                                  ----------------------

                                                  /s/ Robert V. Zener    [L.S.]
                                                  ----------------------

                                                  /s/ W. J. Schrenk, Jr. [L.S.]
                                                  ----------------------

STATE OF NEW YORK,  )
                    ) ss.:
COUNTY OF NEW YORK, )

             BE IT REMEMBERED that on the 30th day of December, 1960, personally appeared before me, Mark D. Geraghty, a Notary Public in and for the County and State aforesaid, W. D. Ford, Robert V. Zener and W. J. Schrenk, Jr., all the incorporators who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to them and to each of them the contents of said Certificate of Incorporation, they did severally acknowledge the same to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

             GIVEN under my hand and seal of office the day and year aforesaid.


                                                 /s/ Mark D. Geraghty
                                            ---------------------------------
                                                      Notary Public

MARK D. GERAGHTY                                    MARK D. GERAGHTY
NOTARY PUBLIC                               Notary Public, State of New York
STATE OF NEW YORK                                    No. 60-6490510
                                             Qualified in Westchester County
                                            Cert. filed in New York Co. Clerk
                                               Term Expires March 30, 1962

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE FOURTH DAY OF MAY, A.D. 1961, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                       /s/ Edward J. Freel
                    [SEAL OMITTED]     -----------------------------------------
                                       Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276019

944200245                                      DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                       OF
                       AEROFLEX LABORATORIES INCORPORATED

            We, the undersigned, being all the incorporators of Aeroflex Laboratories Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

            DO HEREBY CERTIFY:

            FIRST: That Article FOURTH of the Certificate of Incorporation be, and it hereby is, amended by adding thereto a third paragraph to read as follows:

                  "At all elections of directors of the Corporation each
            stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected. He may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit."

            SECOND: That a new Article be, and it hereby is, added at the end of the Certificate of Incorporation to read as follows:

                  "ELEVENTH: No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the Corporation of any class, now or hereafter authorized, or any obligations or instruments which the Corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such right, if any, as the Board of Directors in its discretion may determine."

            THIRD: That no part of the capital of said Corporation has been paid,

            IN WITNESS WHEREOF, we have signed this Certificate this 3rd, day of May, 1961.


                                                  /s/ William D. Ford
                                                  ----------------------

                                                  /s/ Robert V. Zener
                                                  ----------------------

                                                  /s/ W. J. Schrenk, Jr.
                                                  ----------------------

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

            BE IT REMEMBERED that on this 3rd day of May, A.D. 1961, personally came before me ANTHONY MAGGIO a Notary Public for the State of New York, W. D. Ford, Robert V. Zener and W. J. Schrenk, Jr., all of the incorporators of the foregoing corporation, known to me personally to be such and severally acknowledged the said amended certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.


                                                    /s/ Anthony Maggio
                                            ------------------------------------
                                                       Notary Public

ANTHONY MAGGIO                                         ANTHONY MAGGIO
NOTARY PUBLIC                                 Notary Public, State of New York
STATE OF NEW YORK                                      No. 41-2469000
                                                 Qualified in Queens County
                                            Certificate filed in New York County
                                             Commission Expires March 30, 1963

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE SECOND DAY OF MARCH, A.D. 1976, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276020

944200245                                      DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       AEROFLEX LABORATORIES INCORPORATED

                                      *****

            AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of AEROFLEX LABORATORIES INCORPORATED, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

            "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million two hundred fifty thousand (1,250,000) and the par value or each of such shares shall be Ten Cents ($.10). All such shares shall be of one class and shall be designated Common stock.

            At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected. He may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit."

            SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH: That a Certificate of Reduction of capital pursuant to
Section 244 (c) of the General Corporation Law of the State of Delaware is being filed with this Certificate of Incorporation.

            IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED has caused this Certificate to be signed by MILTON BRENNER, its President, and attested by MICHAEL L. EVANS, Secretary, this 26th day of February, 1976.

                                           AEROFLEX LABORATORIES INCORPORATED

                    CORPORATE SEAL         By /s/ Milton Brenner
                                              -------------------------
                                              Milton Brenner, President

ATTEST:

By: /s/ Michael L. Evans
    ---------------------------
    Michael L. Evans, Secretary

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 1980, AT 10:30 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276021

944200245                                      DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                       AEROFLEX LABORATORIES INCORPORATED

                                    ********

            AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of AEROFLEX LABORATORIES INCORPORATED, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.

            SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "first paragraph" of the Article thereof numbered "FOURTH" so that, as amended said paragraph shall be and read as follows:

                  "FOURTH: The total number of shares of stock which the
            Corporation shall have authority to issue is Four Million Two Hundred and Fifty Thousand (4,250,000) shares, of which Three Million Two Hundred Fifty Thousand (3,250,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and One Million (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, $.10 per share par value shall be fixed by the Board of Directors."

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED has caused this certificate to be signed by Milton Brenner, its President and attested by Harvey R. Blau its Secretary, this 24th day of November, 1980.

                                        AEROFLEX LABORATORIES INCORPORATED

                                        By: /s/ Milton Brenner
                                            ------------------------------
                                            Milton Brenner, President

ATTEST:

/s/ Harvey R. Blau
-------------------------
Harvey R. Blau, Secretary

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 1983, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276022

944200245                                      DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                       AEROFLEX LABORATORIES INCORPORATED

                                     ******

      AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of AEROFLEX LABORATORIES INCORPORATED, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the "first paragraph" of the Article thereof numbered "FOURTH" so that, as amended said paragraph shall be and read as follows:

            "FOURTH: The total number of shares of all classes of stock, which the corporation shall have the authority to issue is SIX MILLION (6,000,000) shares, of which FIVE MILLION (5,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED has caused this certificate to be signed by Milton Brenner, its President and attested by Robert Ramistella, its Secretary, this 7th day of April, 1983.

                                        AEROFLEX LABORATORIES INCORPORATED

                                        By: /s/ Milton Brenner
                                            ------------------------------
                                            Milton Brenner, President
ATTEST:

/s/ Robert Ramistella
----------------------------
Robert Ramistella, Secretary

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1983, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276023

944200245                                      DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                       AEROFLEX LABORATORIES INCORPORATED

                                    ********

      AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of AEROFLEX LABORATORIES INCORPORATED, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "FOURTH" so that, as amended, said paragraph shall be and read as follows:

      "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is SIXTEEN MILLION (16,000,000) shares, of which FIFTEEN MILLION (15,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED has caused this certificate to be signed by Milton Brenner, its President and attested by Frank DiMaio, its Secretary, this 11th day of November, 1983.

                                        AEROFLEX LABORATORIES INCORPORATED

                                        By: /s/ Milton Brenner
                                            ------------------------------
                                            Milton Brenner, President
ATTEST:

/s/ Frank DiMaio
-----------------------
Frank DiMaio, Secretary

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AEROFLEX LABORATORIES INCORPORATED", CHANGING ITS NAME FROM "AEROFLEX LABORATORIES INCORPORATED" TO "ARX, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF OCTOBER, A.D. 1985, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276024

944200245                                      DATE: 10-20-94

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF

                       AEROFLEX LABORATORIES INCORPORATED

                                  * * * * * * *

      AEROFLEX LABORATORIES INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of AEROFLEX LABORATORIES INCORPORATED, resolutions were adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendments:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

            "FIRST: The name of the corporation is ARX, Inc."

      and it was further

      RESOLVED, that the Certificate of Incorporation be further amended by deleting the following from Article "FOURTH":

            "At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected. He may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit."

      and it was further

      RESOLVED, that the Certificate of Incorporation be further amended by adding Article TWELFTH to read as follows:

            "TWELFTH: The vote of stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Article TWELFTH. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Article; each other capitalized term used in this Article shall have the meaning ascribed to it in (c) of this Article.

                  (a)(A) In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in (b) of this Article TWELFTH:

                        (1) any merger or consolidation of the Corporation or
            any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or entity (whether or not itself is an Interested Stockholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Stockholder; or

                        (2) any sale, lease, exchange, mortgage, pledge,
            transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

                        (3) the issuance or transfer by the Corporation or any
            Subsidiary (in one transaction or a series of transactions) of any securities of any Affiliate or any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were were not acquired by such Interested Stockholder (or such Affiliate) from the Corporation or a Subsidiary; or

                        (4) the adoption of any plan or proposal for the
            liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                        (5) any reclassification of securities (including any
            reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into the stock of the Corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any affiliate of any Interested Stockholder;

            shall not be consummated without the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

                        (B) The term "Business Combination" as used in this
            Article TWELFTH shall mean any transaction that is referred to in any one or more clauses (1) through (5) of (a)(A) of this Article TWELFTH.

                  (b) The provisions of (a) of this Article TWELFTH shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs (A) and (B) are met, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of the Certificate of Incorporation;

                        (A) such Business Combination shall have been approved
            by a majority of the Disinterested Directors, or

                        (B) each of the six conditions specified in the
            following clauses (1) through (6) shall have been met:

                              (1) the aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                    (i) (if applicable) the highest per share
                        price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                                    (ii) the Fair Market Value per share of
                        Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the Determination Date), whichever is higher; and

                              (2) the aggregate amount of the cash and the Fair
                  Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to each class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                                    (i) (if applicable) the highest per share
                        price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of voting stock beneficially owned by the Interested Stockholder, which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                    (ii) (if applicable) the highest
                        preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                    (iii) the Fair Market Value per share of
                        such class or series of Voting Stock on the Announcement Date or the Determination Date, whichever is higher; and

                              (3) the consideration to be received by holders of
                  a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as were previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired prior to the Announcement Date; and

                              (4) after such Interested Stockholder has become
                  an Interested Stockholder and prior to the consummation of such Business Combination:

                                    (i) except as approved by a majority of the
                        Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation.

                                    (ii) there shall have been (x) no reduction
                        in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split) recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and

                                    (iii) such Interested Stockholder shall not
                        have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                              (5) after such Interested Stockholder has become
                  an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                              (6) a proxy or information statement describing
                  the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                        (c) For the purposes of this Article TWELFTH:

                        (A) A "person" shall mean any individual, firm or
            corporation or other entity.

                        (B) "Interested Stockholder" shall mean any person
            (other than the Corporation or any Subsidiary) who or which:

                              (1) is the beneficial owner, directly or
                  indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock; or

                              (2) is an Affiliate of the Interested Stockholder
                  and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock, or

                              (3) is an assignee of or has otherwise succeeded
                  to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                        (C) A person shall be a "beneficial owner" of any Voting
            Stock:

                              (1) which such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly; or

                              (2) which such person or any of its Affiliates or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                              (3) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                        (D) For the purposes of determining whether a person is
            an Interested Stockholder pursuant to (c)(B) of this Article TWELFTH, the number of shares of Voting Stock deemed to be outstanding shall include shares owned through application of (c)(C) of this Article but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                        (E) "Affiliate" and "Associate" shall have the
            respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 1, 1985.

                        (F) "Subsidiary" means any corporation more than 50
            percent of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definition of Interested Stockholders set forth in (c)(B) of this Article TWELFTH, the term "Subsidiary" shall mean only a corporation of which a majority of each class or equity security is owned, directly or indirectly, by the Corporation.

                        (G) "Disinterested Director" means any member of the
            Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                        (H) "Fair Market Value" means: (1) in the case of stock,
            the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock in the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                        (I) In the event of any Business Combination in which
            the Corporation survives, the phrase "other consideration to be received" as used in (b)(B)(1) and (2) of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                        (J) "Announcement Date" means the date of first public
            announcement of the proposed Business Combination.

                        (K) "Determination Date" means the date on which the
            Interested Stockholder became an Interested Stockholder.

                  (d) A majority of the Disinterested Directors of the
            Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TWELFTH, including, without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of (b) of this Article TWELFTH have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article TWELFTH.

                  (e) Nothing contained in this Article TWELFTH shall be
            construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  (f) Notwithstanding anything contained in this Certificate of
            Incorporation to the contrary, the affirmative vote of the holders of at least 50% of the voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article TWELFTH or to adopt any provision Inconsistent therewith."

            and it was further

            RESOLVED, that the Certificate of Incorporation be further amended by adding Article "THIRTEENTH" to read as follows:

                  "THIRTEENTH: Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the By-Laws of the Corporation."

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said AEROFLEX LABORATORIES INCORPORATED has caused this certificate to be signed by Milton Brenner, its President and attested by Frank DiMaio, its Secretary-Treasurer, this 29th day of October, 1985.

                                          AEROFLEX LABORATORIES INCORPORATED

                                          By: /s/ Milton Brenner
                                             -----------------------------------
                                             Milton Brenner, President

ATTEST:

/s/ Frank DiMaio
---------------------------------------
Frank DiMaio, Secretary-Treasurer

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARX, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A.D. 1986, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276025

944200245                                      DATE: 10-20-94

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF

                                    ARX, INC.

      ARX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of ARX, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by adding Article "FOURTEENTH" so that, as amended, said Article shall be and read as follows:

            "FOURTEENTH: To the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided the foregoing shall not eliminate or limit the liability of such director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit."

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said ARX, INC. has caused this certificate to be signed by Arthur J. Hendler, its Executive Vice President and attested by Richard Carey, its Secretary, this 1st day of December, 1986.

                                    ARX, INC.

                                    By: /s/ Arthur J Hendler
                                       -------------------------------------
                                       Arthur J. Hendler
                                       Executive Vice President

ATTEST:

/s/ Richard Carey
---------------------------------
Richard Carey, Secretary

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "ARX, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 1988, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                         AUTHENTICATION: 7276026

944200245                                      DATE: 10-20-94

                           CERTIFICATE OF DESIGNATION

                                       OF

                                    ARX, INC.

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

              (UNDER SECTION 151(g) OF THE GENERAL CORPORATION LAW)

                                    * * * * *

            ARX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            That at a meeting of the Board of Directors of ARX, Inc. the following resolution was duly adopted creating a series of 150,000 shares of Preferred Stock, designated as Series A Junior Participating Preferred Stock.

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, as amended, a series of Series A Junior Participating Preferred Stock, of the Corporation be, and it hereby is created, and that the designation and amount thereof and the relative rights, preferences and limitations thereof are as follows:

            (1) Designation and Amount.

            There is hereby established a series of Preferred Stock, par value $.10 per share, of the Corporation, which shall be designated as the "Series A Junior Participating Preferred Stock." The number of shares constituting such series shall be 150,000.

            (2) Dividends and Distributions.

            (A) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends that may be authorized by the Certificate of Incorporation, as amended, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Junior Participating Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a)$1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.10 par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after August 19, 1988 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in subparagraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

            (3) Voting Rights.

            The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stack outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

            (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the currently quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

            (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C)(iii) of this paragraph (3) or at any annual meeting of stockholders and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2)

      Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

            (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholders or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. The only matter which may be voted on at such meeting shall be the election of Directors. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph
      (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholders or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph
      (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

            (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred

      Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right, (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (C)(ii) of this Paragraph (3)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

            (v) Immediately upon the expiration of a default period (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Restated Certificate of Incorporation or By--Laws irrespective of any increase made pursuant to the provisions of subparagraph (C)(ii) of this Paragraph (3) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses
      (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

            (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            (4) Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Paragraph (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares or stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

            (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (A) of this Paragraph (4), purchase or otherwise acquire such shares at such time and in such manner.

            (5) Reacquired Shares.

            Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            (6) Liquidation, Dissolution or Winding Up.

            (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $2,500 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Junior Participating Liquidation Preference"). Following the payment of the full amount of the Series A Junior Participating Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Participating Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Junior Participating Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            (B) In the event, however, that there are not sufficient assets available to permit payment in full of the

Series A Junior Participating Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (7) Merger, Consolidation, etc.

            In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. in the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of

Common Stock that were outstanding immediately prior to such event.

            (8) Redemption.

            The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

            (9) Ranking.

            The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Certificate of Incorporation, as amended, and any Certificate of Designation, the terms of any such series shall provide otherwise.

            (10) Amendment.

            The Certificate of Incorporation of the Corporation, as amended, including the Certificate of Designation establishing the rights and preferences of the Series A Junior Participating Preferred Stock shall not be further amended in any manner which would alter or change the powers, references or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as one voting group.

            (11) Fractional Shares.

            Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

            IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Vice President-Finance and attested by its Secretary this 23rd day of August, 1988.

                                    ARX, INC.

                                    By /s/ Michael Gorin
                                       ----------------------
                                       Vice President-Finance

Attest:

By /s/ Richard Carey
----------------------
Secretary

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARX, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF NOVEMBER, A.D. 1988, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                                AUTHENTICATION: 7276027

944200245                                             DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                                    ARX, INC.

            ARX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of ARX, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

            SECOND: That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of Stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

            RESOLVED, that the Certificate of Incorporation of this Corporation be amended by adding ARTICLE "FIFTEENTH" to read as follows:

                  "FIFTEENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.

                  Notwithstanding anything contained in this Certificate of
            Incorporation to the contrary, the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Article FIFTEENTH or to adopt any provision inconsistent herewith."

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said ARX, INC. has caused this certificate to be signed by Michael Gorin, its President and Richard Carey, its Secretary, this 27th day of October, 1988.

                                    ARX, INC.

                                    By:/s/ Michael Gorin
                                       -----------------------
                                       Michael Gorin
                                       President

ATTEST:

/s/ Richard Carey
-------------------------
Richard Carey, Secretary

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARX, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1992, AT 10 O'CLOCK A.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                                AUTHENTICATION: 7276027

944200245                                             DATE: 10-20-94

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                                    ARX, INC.

            ARX, INC., a corporation organized and existing under and by virtue of the Central Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of ARX, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

            SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 11/23/1992
                                                           722328033 - 561329

            RESOLVED, that the certificate of incorporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

                  "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is TWENTY SIX MILLION (26,000,000) shares, of which TWENTY FIVE MILLION (25,000,000) shares shall be shares of Common Stock of the par value of Ten Cents ($.10) per share and ONE MILLION (1,000,000) shares shall be shares of Preferred Stock of the par value of Ten Cents ($.10) per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock, Ten Cents ($.10) per share par value shall be fixed by the Board of Directors."

            THIRD: That said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said ARX, INC. has caused this certificate to be signed by MICHAEL GORIN, its President and attested by RICHARD G. SATIN, its Secretary, this 11th day of November, 1992.

                                    ARX, INC.

                                    By:/s/ Michael Gorin
                                       ------------------------
                                       MICHAEL GORIN, PRESIDENT

ATTEST:

/s/ Richard G. Satin
----------------------------
RICHARD G. SATIN
SECRETARY

                                State of Delaware

                        Office of the Secretary of State

                         ------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARX, INC.", CHANGING ITS NAME FROM "ARX, INC." TO "AEROFLEX INCORPORATED" FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1994, AT 12 O'CLOCK P.M.


                                 [SEAL OMITTED]


                                     /s/ Edward J. Freel
                    [SEAL OMITTED]   -----------------------------------
                                     Edward J. Freel, Secretary of State

0561329 8100                                AUTHENTICATION: 7295908

944215514                                             DATE: 11-09-94

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF

                                    ARX, INC

                                   *********

      ARX, Inc., corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of ARX, Inc, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

      RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation is:

                             AEROFLEX INCORPORATED"

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

      IN WITNESS WHEREOF, said ARX, Inc. has caused this certificate to be signed by Michael Gorin, its President and attested by Leonard Borow, its Secretary, this 9th day of November, 1994.

                                    ARX, INC.

                                    By:/s/ Michael Gorin
                                       ------------------------
                                       Michael Gorin, President

ATTEST:

/s/ Leonard Borow
------------------------
Leonard Borow, Secretary

                                State of Delaware

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AEROFLEX INCORPORATED", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D., 1998, AT 8:30 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                 [SEAL OMITTED]


                                      /s/ Edward J. Freel
                                      -----------------------------------
                   [SEAL OMITTED]     Edward J. Freel, Secretary of State

0561329      8100                     AUTHENTICATION:           9279902

981340007                                       DATE:            8-31-98

                                     AMENDED

                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              AEROFLEX INCORPORATED

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

--------------------------------------------------------------------------------
          Aeroflex Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 13, 1998:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby amends, effective as of August 31, 1998, the Certificate of Designation establishing the Series A Junior Participating Preferred Stock, filed on August 23, 1988 (the "Certificate") by amending and restating the designation and number of shares, and the relative rights, preferences, and limitations of such Series A Junior Participating Preferred Stock, no shares of which have been issued, as follows:

          Series A Junior Participating Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 25,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.     Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend

     Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.     Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstading immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Amended Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Treasurer and Assistant Secretary this 31st day of August, 1998.


                                          /s/ Michael Gorin
                                          --------------------------------------
                                          Name:  Michael Gorin
                                          Title:  President


Attest:

/s/ Charles Badlato
----------------------------------------
Name:  Charles Badlato
Title: Treasurer and Assistant Secretary